UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Information Provided Under Item 7 Regulation FD Disclosure

 The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On March 20, 2006, Tripos, Inc. issued a press release announcing a chemistry collaboration with Abbott (NYSE: ABT) to design, synthesize and purify high-quality, novel, drug-like compounds to expand Abbott's compound file collection.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Item 9.01.       Financial Statements and Exhibits

Exhibits

99.1                 Press release dated March 20, 2006, issued by Tripos, Inc.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: March 20, 2006

INDEX TO EXHIBITS

Exhibit No.                   Description

99.1                                  Press release dated March 20, 2006, issued by Tripos, Inc.

                                EXHIBIT 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Release 7 a.m. EST

March 20, 2006

Tripos Announces Collaboration With Abbott for
Chemical Design And Synthesis

ST. LOUIS and BUDE, England - March 20, 2006 - Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced a chemistry collaboration with Abbott (NYSE: ABT) to design, synthesize and purify high-quality, novel, drug-like compounds to expand Abbott's compound file collection. Tripos and Abbott will collaborate in library design, analysis and synthesis. The terms of the agreement were not disclosed.

"The success of high-throughput technologies in pharmaceutical research is highly dependent on the close coupling of informatics and experimental science," said Dr. John P. McAlister, president and chief executive officer of Tripos. "With its fully integrated, information-driven chemistry operations, including cutting-edge ChemCore™ and ChemSpace® technologies, Tripos is positioned to add value to the chemical libraries delivered to Abbott."

General

- more -

Tripos Announces Collaboration With Abbott for Chemical Design And Synthesis                        Page 2

This press release contains forward-looking statements concerning, among other things: (1) expectations regarding future revenues and earnings; (2) expectations regarding existing and future opportunities for drug discovery collaborations; and (3) expectations regarding the value of Tripos' drug discovery services to Abbott. These statements are based upon numerous assumptions which Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company's filings with the Securities and Exchange Commission, including, without limitations those factors set forth in the Company's Form 10-K for the fiscal year ended Dec. 31, 2004, and from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

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Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries.

All other trademarks mentioned in this document are the property of their respective owners.